SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CITIGROUP INC.	CITIGROUP FUNDING INC.	SAFETY FIRST TRUST SERIES 2009-3
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	DELAWARE	DELAWARE
(State of Incorporation or Organization)	(State of Incorporation or Organization)	(State of Incorporation or Organization)

52-1568099	42-1658283	94-6794963
(I.R.S. Employer Identification no.)	(I.R.S. Employer Identification no.)	(I.R.S. Employer Identification no.)

399 Park Avenue

New York, New York 10043

(Address of Principal Executive Offices) (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-154914, 333-154914-06 and 333-154914-11

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Principal-Protected Trust Certificates Linked to the S&P 500® Index Due 2014	NYSE Arca

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the headings “Summary Information — Q&A,” “Risk Factors” and “Description of the Certificates” on pages 2 through 9, 10 through 17 and 24 through 36, respectively, of the Registrants’ Prospectus and Pricing Supplement, Subject to Completion, dated May 22, 2009 (Registration Nos. 333-154914, 333-154914-07 and 333-154914-11), which information is hereby incorporated herein by reference and made part of this registration statement in its entirety. The description of the Principal-Protected Trust Certificates Linked to the S&P 500® Index Due 2014 (the “Certificates”) contained in the final Prospectus and Pricing Supplement to be filed pursuant to Rule 424(b), which will contain the final terms of the Certificates, is deemed to be incorporated herein by reference and made part of this registration statement in its entirety.

Item 2. Exhibits.

99 (A).  Prospectus and Pricing Supplement describing the Certificates, Subject to Completion, dated May 22, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated May 22, 2009.

99 (B).  Certificate of Trust of Safety First Trust Series 2009-3 incorporated by reference to Exhibit 3(z) to the Registrants’ automatic shelf registration statement on Form S-3 filed on Ocotber 31, 2008 (Registration Nos. 333-154914, 333-154914-06 and 333-154914-11) (the “Registration Statement”).

99 (C).  Form of Amended and Restated Declaration of Trust, incorporated by reference to Exhibit 4(a) to the Registration Statement.

99 (D).  Form of the Trust Certificates Guarantee Agreement, incorporated by reference to Exhibit 4(b) to the Registration Statement.

99 (E).  Form of Certificate Representing the Certificates (included in Exhibit 99(C)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Citigroup Inc.
(Registrant)

By:	/s/ Joseph J. Martinelli
Name: Joseph J. Martinelli
Title: Assistant Treasurer

Citigroup Funding Inc.
(Registrant)

By:	/s/ Geoffrey S. Richards
Name: Geoffrey S. Richards
Title: Executive Vice President and Assistant Treasurer

Safety First Trust Series 2009-3
(Registrant)

By:	/s/ Geoffrey S. Richards
Name: Geoffrey S. Richards
Title: Regular Trustee

Date: June 22, 2009

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99(A).	Prospectus and Pricing Supplement describing the Certificates, Subject to Completion, dated May 22, 2009, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated May 22, 2009.

99(B).	Certificate of Trust of Safety First Trust Series 2009-3, incorporated by reference to Exhibit 3(z) to the Registration Statement.

99(C).	Form of Amended and Restated Declaration of Trust, incorporated by reference to Exhibit 4(a) to the Registration Statement.

99(D).	Form of the Trust Certificates Guarantee Agreement, incorporated by reference to Exhibit 4(b) to the Registration Statement.

99(E).	Form of Certificate Representing the Certificates (included in Exhibit 99(C)).

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